Exhibit 99.1

Version 9 Draft 4 — 11/2/07 — 5pm	Not For Immediate Release

HOSPIRA REPORTS THIRD-QUARTER 2007 RESULTS

— Reaffirms Earnings Projections for 2007 —

LAKE FOREST, Ill., Nov. 8, 2007 — Hospira, Inc. (NYSE: HSP), a leading global hospital products company, today reported results for the third quarter ended Sept. 30, 2007.

•                  Net sales increased 29.6 percent to $838.0 million in the third quarter of 2007, compared to $646.6 million in the third quarter last year. Net sales excluding Mayne Pharma sales grew 4.0 percent.

•                  Adjusted* third-quarter 2007 diluted earnings per share were $0.49 versus $0.45 in 2006. GAAP third-quarter 2007 diluted earnings per share were $0.37 versus $0.35 for the same period last year.

“The third quarter was one of solid growth for Hospira’s core products and continued progress across the company, and we remain on track to achieve our 2007 earnings projections,” said Christopher B. Begley, chairman and chief executive officer. “We’re on schedule with our Mayne Pharma integration, and we recently achieved another milestone toward launching our first biogeneric next year in Europe. In advancing our strategies, we are positioning Hospira for sustained future growth.”

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HOSPIRA REPORTS THIRD-QUARTER 2007 RESULTS

Third-quarter Financial Highlights

The following table highlights net sales, net income and diluted earnings per share (EPS) results for the quarter ended Sept. 30:

In $ millions, except per share amounts	GAAP Three Months Ended Sept. 30,		%	Adjusted* Three Months Ended Sept. 30,		%
	2007	2006	Change	2007	2006	Change
Net Sales	$838.0	$646.6	29.6%	n/a	n/a	n/a
Net Income	$59.4	$55.9	6.1%	$78.7	$72.9	7.9%
Diluted EPS	$0.37	$0.35	5.7%	$0.49	$0.45	8.9%

The primary components of the year-over-year increase in net sales for the third quarter are as follows:

•                  Mayne Pharma acquisition — 25.6 percentage points;

•                  Favorable volume/mix in the legacy Hospira business — 2.1 percentage points;

•                  Favorable pricing in the U.S. — 0.9 percentage point; and

•                  Favorable foreign currency translation — 0.9 percentage point.

A schedule detailing sales by product line for the three-month and nine-month periods ended Sept. 30, 2007 and 2006 is attached to this press release.

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HOSPIRA REPORTS THIRD-QUARTER 2007 RESULTS

In conjunction with the previous table, the following summarizes the financial results for the third quarter of 2007 compared to the same period in 2006:

In $ millions	GAAP Three Months Ended Sept. 30,		%	Adjusted* Three Months Ended Sept. 30,		%
	2007	2006	Change	2007	2006	Change
Gross Profit	$294.5	$219.0	34.5%	$316.5	$237.6	33.2%
R&D	$51.4	$36.5	41.0%	$50.8	$36.2	40.2%
S,G&A	$136.5	$103.5	31.9%	$129.4	$99.6	30.0%
Income from Operations	$106.6	$79.1	34.9%	$136.4	$101.8	33.9%
Statistics (as a % of Net Sales)
Gross Profit	35.1%	33.9%		37.8%	36.7%
R&D	6.1%	5.6%		6.1%	5.6%
S,G&A	16.3%	16.0%		15.4%	15.4%
Income from Operations	12.7%	12.2%		16.3%	15.7%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include amortization of intangibles resulting from the Mayne Pharma acquisition and the Mayne Pharma integration charges in 2007; charges related to Hospira’s manufacturing optimization initiatives in 2007 and 2006; and other items as detailed in the schedules attached to this press release.

The year-over-year improvement in adjusted* gross profit as a percentage of net sales, or gross margin, was driven by the inclusion of Mayne Pharma in the consolidated results and a better mix of Hospira legacy products.

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HOSPIRA REPORTS THIRD-QUARTER 2007 RESULTS

The inclusion of the results of Mayne Pharma accounted for most of the increase in adjusted* Research and Development (R&D) and the adjusted* Selling, General and Administrative (S,G&A). The increase in R&D was also driven by higher spending related to the clinical trials for Precedex®, a proprietary drug for conscious sedation.  Broad-based inflation also affected the adjusted* S,G&A results.

The increase in adjusted* income from operations as a percentage of net sales, or operating margin, was driven by the higher gross margin, which was partially offset by higher adjusted* R&D as a percentage of sales.

Nine-month Financial Highlights

The following table highlights the key financial metrics for the first nine months of 2007 compared to the same period in 2006:

In $ millions, except per share amounts	GAAP Nine Months Ended Sept. 30,		%		Adjusted* Nine Months Ended Sept. 30,		%
	2007	2006	Change		2007	2006	Change
Net Sales	$2,490.2	$1,982.0	25.6%		n/a	n/a	n/a
Net Income	$60.7	$190.3	(68.1%	)	$250.6	$244.0	2.7%
Diluted EPS	$0.38	$1.18	(67.8%	)	$1.57	$1.51	4.0%

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HOSPIRA REPORTS THIRD-QUARTER 2007 RESULTS

Results under GAAP include the effects of the write-off of acquired in-process R&D relating to the Mayne Pharma acquisition, purchase accounting charges and amortization of intangibles resulting from the Mayne Pharma acquisition, and the Mayne Pharma integration charges in 2007; charges related to Hospira’s manufacturing optimization initiatives in 2007 and 2006; and other items as detailed in the schedules attached to this press release.

Cash Flow

Cash flow from operations for the first nine months of 2007 was $354.5 million, up from $331.9 million in 2006.

Capital expenditures were $128.7 million for the first nine months of 2007, compared to $183.6 million for the same period in 2006. The decline is due to lower expenditures in 2007 related to the company’s manufacturing optimization initiatives and to information technology as the company completed the build-out of its independent system in 2006.

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HOSPIRA REPORTS THIRD-QUARTER 2007 RESULTS

2007 Projections

Hospira continues to project that adjusted* diluted earnings per share for 2007 will be in the range of $2.11 to $2.16. The reconciliation between the projected adjusted* diluted earnings per share and GAAP earnings per share is:

Diluted earnings per share — adjusted*	$2.11 - $2.16

Estimated charges related to previously
announced manufacturing optimization
initiatives (mid-point of an estimated range of
$0.13 to $0.17 per diluted share for 2007)	($0.15)

Estimated integration and other acquisition-related
expenses (mid-point of an estimated range of
$0.18 to $0.22 per diluted share for 2007)	($0.20)

Estimated purchase accounting charges, which
include acquired in-process R&D and inventory step-up
charges resulting from the Mayne Pharma acquisition
(mid-point of an estimated range of $0.74 to $0.76
per diluted share for 2007)	($0.75)

Estimated $49 million for the amortization of
intangibles related to the Mayne Pharma acquisition
(11 months of 2007)	($0.21)

Diluted earnings per share — GAAP	$0.80 - $0.85

The company continues to expect net sales growth for 2007 to be approximately 26 to 28 percent. Excluding Mayne Pharma sales, the company expects net sales growth to be in its previously projected range of 3 to 4 percent.

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HOSPIRA REPORTS THIRD-QUARTER 2007 RESULTS

The company continues to project that cash flow from operations in 2007 will be in the $450 million to $500 million range. The company also continues to expect that depreciation and amortization, excluding amortization of intangibles related to the Mayne Pharma acquisition, will be between $185 million and $195 million. Capital expenditures are now projected to be between $220 million and $240 million.

*Use of Non-GAAP Financial Measures

Non-GAAP financial measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

Webcast

Hospira will hold a conference call for investors and media at 8 a.m. Central Time on Thursday, Nov. 8, 2007. A live webcast of the conference call will be available at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

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HOSPIRA REPORTS THIRD-QUARTER 2007 RESULTS

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™ by developing, manufacturing and marketing products that help improve the productivity, safety and efficacy of patient care. In February 2007, Hospira acquired Mayne Pharma Limited to become the world leader in specialty generic injectable pharmaceuticals. With 70 years of service to the hospital industry, Hospira’s portfolio includes one of the industry’s broadest lines of generic acute-care and oncology injectables, which help address the high cost of proprietary pharmaceuticals; and integrated solutions for medication management and infusion therapy. Headquartered north of Chicago in Lake Forest, Ill., Hospira has approximately 15,000 employees worldwide. Hospira’s news releases and other information can be found at www.hospira.com.

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HOSPIRA REPORTS THIRD-QUARTER 2007 RESULTS

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, statements regarding the financial impact of the acquisition of Mayne Pharma, and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s Annual Report on Form 10-K for the year ended Dec. 31, 2006, and subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Lynn McHugh
(224) 212-2276	(224) 212-2363

Jason Hodges
(224) 212-2863

###

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in thousands, except for per share amounts)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2007	2006		2007	2006
Net sales	$838,019	$646,640	29.6%	$2,490,173	$1,982,035	25.6%
Cost of products sold	543,488	427,612	27.1%	1,654,855	1,293,125	28.0%
Gross Profit	294,531	219,028	34.5%	835,318	688,910	21.3%

Research and development	51,409	36,470	41.0%	147,478	106,526	38.4%
Acquired in-process research and development	—	—	nm	84,800	—	nm
Selling, general and administrative	136,495	103,506	31.9%	414,393	316,373	31.0%
Income From Operations	106,627	79,052	34.9%	188,647	266,011	(29.1)%

Interest expense	34,675	8,059	330.3%	102,541	22,999	345.8%
Other income, net	(6,138)	(4,099)	49.7%	(12,014)	(12,394)	(3.1)%
Income Before Income Taxes	78,090	75,092	4.0%	98,120	255,406	(61.6)%

Income tax expense	18,711	19,147	(2.3%)	37,419	65,128	(42.5)%
Net Income	$59,379	$55,945	6.1%	$60,701	$190,278	(68.1)%

Earnings Per Common Share:
Basic	$0.38	$0.36	5.6%	$0.39	$1.21	(67.8)%
Diluted	$0.37	$0.35	5.7%	$0.38	$1.18	(67.8)%

Weighted Average Common Shares Outstanding:
Basic	157,091	156,359	0.5%	156,628	157,897	(0.8)%
Diluted	160,072	158,781	0.8%	159,528	161,214	(1.0)%

nm = Percent change is not meaningful.

Hospira, Inc.

Reconciliation of Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Three Months Ended September 30,								% Change vs.
	2007				2006				Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted
Net sales	$838,019	$—		$838,019	$646,640	$—		$646,640	29.6%	29.6%
Cost of products sold	543,488	(21,983	)A	521,505	427,612	(18,566	)D	409,046	27.1%	27.5%
Gross Profit	294,531	21,983		316,514	219,028	18,566		237,594	34.5%	33.2%

Research and development	51,409	(635	)B	50,774	36,470	(262	)E	36,208	41.0%	40.2%
Selling, general and administrative	136,495	(7,105	)B	129,390	103,506	(3,943	)E	99,563	31.9%	30.0%
Income From Operations	106,627	29,723		136,350	79,052	22,771		101,823	34.9%	33.9%

Interest expense	34,675	—		34,675	8,059	—		8,059	330.3%	330.3%
Other income, net	(6,138)	—		(6,138)	(4,099)	—		(4,099)	49.7%	49.7%
Income Before Income Taxes	78,090	29,723		107,813	75,092	22,771		97,863	4.0%	10.2%

Income tax expense	18,711	10,399	C	29,110	19,147	5,807	C	24,954	(2.3)%	16.7%
Net Income	$59,379	$19,324		$78,703	$55,945	$16,964		$72,909	6.1%	7.9%

Earnings Per Common Share:
Basic	$0.38	$0.12		$0.50	$0.36	$0.11		$0.47	5.6%	6.4%
Diluted	$0.37	$0.12		$0.49	$0.35	$0.10		$0.45	5.7%	8.9%

Weighted Average Common Shares Outstanding:
Basic	157,091	157,091		157,091	156,359	156,359		156,359	0.5%	0.5%
Diluted	160,072	160,072		160,072	158,781	158,781		158,781	0.8%	0.8%

Statistics (as a % of Net Sales, except for income tax rate)

Gross Profit	35.1%			37.8%	33.9%			36.7%

R&D	6.1%			6.1%	5.6%			5.6%

S, G&A	16.3%			15.4%	16.0%			15.4%

Income From Operations	12.7%			16.3%	12.2%			15.7%

Income Before Income Taxes	9.3%			12.9%	11.6%			15.1%

Net Income	7.1%			9.4%	8.7%			11.3%

Income Tax Rate	24.0%			27.0%	25.5%			25.5%

A —

Includes intangible assets amortization of $13,350 related to the Mayne Pharma acquisition; charges of $7,991 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira's manufacturing optimization initiatives; and Mayne Pharma integration charges of $642.

B —	Acquisition integration charges.
C —	Reflects the tax effect of the above adjustments.
D —

Includes charges of $18,291 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira's manufacturing optimization initiatives; and non-recurring transition charges of $275.

E —	Non-recurring transition charges as a result of the spin-off.

nm = Percent change is not meaningful.

Hospira, Inc.

Reconciliation of Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Nine Months Ended September 30,								% Change vs.
	2007				2006				Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted
Net sales	$2,490,173	$—		$2,490,173	$1,982,035	$—		$1,982,035	25.6%	25.6%
Cost of products sold	1,654,855	(126,081	)A	1,528,774	1,293,125	(45,697	)G	1,247,428	28.0%	22.6%
Gross Profit	835,318	126,081		961,399	688,910	45,697		734,607	21.3%	30.9%

Research and development	147,478	(1,277	)B	146,201	106,526	(3,266	)H	103,260	38.4%	41.6%
Acquired in-process research and development	84,800	(84,800	)C	—	—	—		—	nm	nm
Selling, general and administrative	414,393	(25,153	)B	389,240	316,373	(23,144	)H	293,229	31.0%	32.7%
Income From Operations	188,647	237,311		425,958	266,011	72,107		338,118	(29.1)%	26.0%

Interest expense	102,541	(2,265	)D	100,276	22,999	—		22,999	345.8%	336.0%
Other income, net	(12,014)	(5,653	)E	(17,667)	(12,394)	—		(12,394)	(3.1)%	42.5%
Income Before Income Taxes	98,120	245,229		343,349	255,406	72,107		327,513	(61.6)%	4.8%

Income tax expense	37,419	55,285	F	92,704	65,128	18,387	F	83,515	(42.5)%	11.0%
Net Income	$60,701	$189,944		$250,645	$190,278	$53,720		$243,998	(68.1)%	2.7%

Earnings Per Common Share:
Basic	$0.39	$1.21		$1.60	$1.21	$0.34		$1.55	(67.8)%	3.2%
Diluted	$0.38	$1.19		$1.57	$1.18	$0.33		$1.51	(67.8)%	4.0%

Weighted Average Common Shares Outstanding:
Basic	156,628	156,628		156,628	157,897	157,897		157,897	(0.8)%	(0.8)%
Diluted	159,528	159,528		159,528	161,214	161,214		161,214	(1.0)%	(1.0)%

Statistics (as a % of Net Sales, except for income tax rate)

Gross Profit	33.5%			38.6%	34.8%			37.1%

R&D	5.9%			5.9%	5.4%			5.2%

S, G&A	16.6%			15.6%	16.0%			14.8%

Income From Operations	7.6%			17.1%	13.4%			17.1%

Income Before Income Taxes	3.9%			13.8%	12.9%			16.5%

Net Income	2.4%			10.1%	9.6%			12.3%

Income Tax Rate	38.1%			27.0%	25.5%			25.5%

A —

Includes inventory step-up charge of $53,113 and intangible assets amortization of $34,940 related to the Mayne Pharma acquisition; charges of $33,434 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira's manufacturing optimization initiatives; a reduction of the obligation associated with the 2005 sale of the Salt Lake City manufacturing plant to ICU Medical ($1,579); and Mayne Pharma integration charges of $6,173.

B —	Acquisition integration charges.
C —	Acquired in-process research and development related to the acquisition of Mayne Pharma.
D —	Other acquisition-related charge: bridge loan fees incurred as a result of the Mayne Pharma acquisition expensed upon refinancing of loan during the first quarter.
E —	Other acquisition-related charge: foreign exchange losses related to the Mayne Pharma acquisition.
F —	Reflects the tax effect of the above adjustments, except for the non-tax deductible write-off of acquired in-process research and development related to the Mayne Pharma acquisition in 2007.
G —

Includes charges of $50,242 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira's manufacturing optimization initiatives; a reduction of the obligation associated with the sale of the Salt Lake City manufacturing plant to ICU Medical ($1,100); a gain on the sale of the Donegal, Ireland facility ($7,851); and non-recurring transition charges of $4,406.

H —	Non-recurring transition charges as a result of the spin-off.

nm = Percent change is not meaningful.

Hospira, Inc.

Reconciliation of Diluted Earnings Per Share

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Diluted Earnings Per Share - GAAP	$0.37	$0.35	$0.38	$1.18

Adjustments:

Mayne Pharma acquisition related:

Acquired in-process research and development	—	—	0.53	—

Inventory step-up charge	—	—	0.23	—

Integration and other acquisition-related charges	0.03	—	0.16	—

Intangible assets amortization	0.06	—	0.15	—

Charges related to manufacturing optimization initiatives	0.03	0.08	0.13	0.23

Non-recurring transition charges as a result of the spin-off	—	0.02	—	0.14

Gain on the sale of the Donegal, Ireland facility	—	—	—	(0.04)

Reduction of obligation related to the 2005 sale of the Salt Lake City, UT manufacturing plant	—	—	(0.01)	(0.01)

Subtotal of Adjustments	0.12	0.10	1.19	0.33

Diluted Earnings per Share - Adjusted	$0.49	$0.45	$1.57	$1.51

Adjustment figures may not add due to rounding.

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in thousands)

	September 30,	December 31,
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$236,428	$322,045
Net trade receivables	565,988	335,334
Inventories	820,702	626,934
Prepaid expenses, deferred income taxes and other receivables	245,721	238,577
Total Current Assets	1,868,839	1,522,890

Net property and equipment	1,245,456	1,039,431
Intangible assets, net of amortization	544,467	17,103
Goodwill	1,254,005	91,857
Deferred income taxes	68,182	76,367
Investments	29,399	31,341
Other assets	70,063	68,598
Total Assets	$5,080,411	$2,847,587

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$96,557	$4,532
Trade accounts payable	188,204	130,968
Salaries, wages and commissions	132,709	102,037
Other accrued liabilities	397,829	368,689
Total Current Liabilities	815,299	606,226
Long-term debt	2,273,944	702,044
Post-retirement obligations, deferred income taxes and other long-term liabilities	374,502	178,228
Commitments and Contingencies
Shareholders’ Equity	1,616,666	1,361,089
Total Liabilities and Shareholders’ Equity	$5,080,411	$2,847,587

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in thousands)

	Nine Months Ended September 30,
	2007	2006

Cash Flow From Operating Activities:

Net income	$60,701	$190,278
Adjustments to reconcile net income to net cash from operating activities—
Depreciation	136,191	114,731
Amortization of intangibles	37,081	1,446
Write-off of acquired in-process research and development	84,800	—
Stock-based compensation expense	31,603	27,819
Changes in assets and liabilities—
Trade receivables	(25,650)	(23,979)
Inventories	49,701	(101,637)
Prepaid expenses and other assets	5,676	(13,648)
Trade accounts payable	(8,115)	36,090
Other liabilities	(47,392)	60,728
Other, net	29,889	40,037
Net Cash Provided by Operating Activities	354,485	331,865

Cash Flow From Investing Activities:

Capital expenditures (including instruments placed with or leased to customers)	(128,674)	(183,632)
Acquisition of Mayne Pharma, net of cash acquired	(1,961,285)	—
Settlements of foreign currency contracts	(55,701)	—
Proceeds from dispositions of product rights	13,771	—
Other, net	(1,263)	1,845
Net Cash Used in Investing Activities	(2,133,152)	(181,787)

Cash Flow From Financing Activities:

Issuance of long-term debt, net of fees paid	3,336,198	—
Repayment of long-term debt	(1,700,124)	(111)
Other borrowings, net	(343)	1,955
Payment to Abbott Laboratories for international assets	—	(124,251)
Common stock repurchased	—	(299,766)
Excess tax benefit from stock-based compensation arrangements	865	3,373
Proceeds from stock options exercised	40,464	39,576
Net Cash Provided by (Used in) Financing Activities	1,677,060	(379,224)

Effect of exchange rate changes on cash and cash equivalents	15,990	2,128

Net change in cash and cash equivalents	(85,617)	(227,018)
Cash and cash equivalents at beginning of period	322,045	520,610
Cash and cash equivalents at end of period	$236,428	$293,592

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$57,663	$23,434
Income taxes, net	$57,623	$21,224

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	% Change	2007	2006	% Change
U.S. —

Specialty Injectable Pharmaceuticals	$208,363	$198,362	5.0%	$619,761	$590,915	4.9%
Medication Delivery Systems	216,245	199,029	8.6%	660,049	626,498	5.4%
Injectable Pharmaceutical Contract Manufacturing	33,518	38,090	(12.0)%	111,632	139,879	(20.2)%
Sales to Abbott Laboratories	18,604	25,038	(25.7)%	55,791	70,860	(21.3)%
Mayne Pharma	26,262	—	nm	75,862	—	nm
Other	71,175	72,506	(1.8)%	213,029	211,749	0.6%

Total U.S.	574,167	533,025	7.7%	1,736,124	1,639,901	5.9%

International —

Sales to Third Parties	112,637	97,277	15.8%	334,470	290,232	15.2%
Sales to Abbott Laboratories	11,972	16,338	(26.7)%	37,882	51,902	(27.0)%
Mayne Pharma	139,243	—	nm	381,697	—	nm

Total International	263,852	113,615	132.2%	754,049	342,134	120.4%

Net Sales	$838,019	$646,640	29.6%	$2,490,173	$1,982,035	25.6%

Net Sales excluding Mayne Pharma	$672,514	$646,640	4.0%	$2,032,614	$1,982,035	2.6%

nm = Percent change is not meaningful.

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in thousands)

	Three Months Ended September 30,
	Net Sales			Income from Operations
	2007	2006	% Change	2007		2006		% Change

U.S.	$574,167	$533,025	7.7%	$104,384	A	$80,623	A	29.5%
International	263,852	113,615	132.2%	22,127	B	10,831	B	104.3%
Total reportable segments	$838,019	$646,640	29.6%	126,511		91,454		38.3%
Corporate functions				(19,884	)C	(12,402	)C	60.3%
Income from operations				106,627		79,052		34.9%
Other, net				(28,537	)D	(3,960)		nm
Income before income taxes				$78,090		$75,092		4.0%

Included in the reported Income before income taxes above, are the following charges:

A — U.S.
Mayne Pharma acquisition related:
Acquired in-process research and development	$—	$—
Inventory step-up charge	—	—
Integration and other acquisition-related charges	1,285	—
Intangible assets amortization	3,270	—
Charges related to manufacturing optimization initiatives	4,804	9,749
Non-recurring transition charges as a result of the spin-off, integration and other acquisition-related charges	454	3,605
Reduction of obligation related to the 2005 sale of the Salt Lake City, UT manufacturing plant	—	—
Total U.S.	9,813	13,354

B — International
Mayne Pharma acquisition related:
Acquired in-process research and development	—	—
Inventory step-up charge	—	—
Integration and other acquisition-related charges	1,643	—
Intangible assets amortization	10,080	—
Charges related to manufacturing optimization initiatives	3,187	8,542

Non-recurring transition charges as a result of the spin-off	—	663
Gain on the sale of the Donegal, Ireland facility	—	—
Total International	14,910	9,205

C — Corporate
Integration and other acquisition-related charges	5,000	—
Non-recurring transition charges as a result of the spin-off	—	212
Total Corporate	5,000	212

D — Other, net
Integration and other acquisition-related charges	—	—
Total Other, net	—	—

Total	$29,723	$22,771

nm = Percent change is not meaningful.

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in thousands)

	Nine Months Ended September 30,
	Net Sales			Income from Operations
	2007	2006	% Change	2007		2006		% Change

U.S.	$1,736,124	$1,639,901	5.9%	$211,600	A	$277,738	E	(23.8)%

International	754,049	342,134	120.4%	34,378	B	29,445	F	16.8%
Total reportable segments	$2,490,173	$1,982,035	25.6%	245,978		307,183		(19.9)%
Corporate functions				(57,331	)C	(41,172	)G	39.2%
Income from operations				188,647		266,011		(29.1)%
Other, net				(90,527	)D	(10,605)		nm
Income before income taxes				$98,120		$255,406		(61.6)%

Included in the reported Income before income taxes above, are the following charges:

A — U.S.
Mayne Pharma acquisition related:
Acquired in-process research and development	$66,300	$—
Inventory step-up charge	11,171	—
Integration and other acquisition-related charges	13,638	—
Intangible assets amortization	8,720	—
Charges related to manufacturing optimization initiatives	24,162	25,506
Non-recurring transition charges as a result of the spin-off, integration and other acquisition-related charges	566	19,890
Reduction of obligation related to the 2005 sale of the Salt Lake City, UT manufacturing plant	(1,579)	(1,100)
Total U.S.	122,978	44,296

B — International
Mayne Pharma acquisition related:
Acquired in-process research and development	18,500	—
Inventory step-up charge	41,942	—
Integration and other acquisition-related charges	3,085	—
Intangible assets amortization	26,220	—
Charges related to manufacturing optimization initiatives	9,272	24,736
Non-recurring transition charges as a result of the spin-off	—	8,326
Gain on the sale of the Donegal, Ireland facility	—	(7,851)
Total International	99,019	25,211

C — Corporate
Integration and other acquisition-related charges	15,314	—
Non-recurring transition charges as a result of the spin-off	—	2,600
Total Corporate	15,314	2,600

D — Other, net
Integration and other acquisition-related charges	7,918	—
Total Other, net	7,918	—

Total	$245,229	$72,107

nm = Percent change is not meaningful.